EXHIBIT 11

                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT (this "Agreement") dated as of November 8, 2001 between CTIHC, INC. (the "Seller") and Loan Finance Investment Trust 98-1(the "Purchaser").

                                    Recitals:

A. The Seller currently owns 17,182,073 shares of Class A Voting Common Stock of Telecorp PCS, Inc ("Telecorp").

B. The Seller desires to sell to Purchaser 1,066,800 shares of Class A Voting Common Stock of Telecorp (the "TLCP Stock"), and the Purchaser desires to purchase the TLCP Stock.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.      Purchase

(a) The Seller hereby agrees to assign, transfer, convey and deliver to the Purchaser the TLCP Stock as of the Closing Date (as hereinafter defined), together with all associated rights and privileges related to the TLCP Stock.

(b) The Purchaser hereby agrees to purchase the TLCP Stock as of the Closing Date and to pay the purchase price specified in Section 6 hereof.

2.      Representations of the Purchaser

The Purchaser makes the following representations and warranties to the Seller, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

(a) The Purchaser is a trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) The Purchaser has all requisite trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary trust action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery thereof by the Seller) constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency,

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reorganization or other similar laws affecting creditor's rights generally or by general equitable principles.

(c) The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder will not conflict with, constitute a default under or violate (1) any of the terms, conditions or provisions of the organizational documents of the Purchaser, (2) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Purchaser is a party or by which it is bound, (3) any law or regulation applicable to the Purchaser, or (4) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Purchaser.

(d) No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution and delivery by the Purchaser of this Agreement, the consummation by the Purchaser of the transactions contemplated hereby or the performance by the Purchaser of its obligations hereunder.

(e) The Purchaser is purchasing the TLCP Stock for its own account, for investment purposes and not with a view to the distribution thereof. The Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended ("Securities Act")) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

(f) Except as are set forth in this Agreement, the Purchaser has not received any representations or warranties from the Seller or its employees, representatives or agents concerning Telecorp, the TLCP Stock or the transactions contemplated hereby. The Purchaser is not purchasing the TLCP Stock as a result of (1) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (2) any seminar or meeting whose attendees, including the Purchaser, had been invited as a result of any of the foregoing.

(g) The Purchaser is not an affiliate of either the Seller or Telecorp.

(h) The Purchaser has been afforded the opportunity to have legal counsel review this Agreement.

3.      Representations of Seller

The Seller makes the following representations and warranties to the Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:



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(a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) The Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Seller has been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and (assuming the due authorization, execution and delivery thereof by the Purchaser) constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditor's rights generally or by general equitable principles.

(c) The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder will not conflict with, constitute a default under or violate (1) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Seller, (2) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Seller is a party or by which it is bound, (3) any law or regulation applicable to the Seller, or (4) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Seller.

(d) No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution and delivery by the Seller of this Agreement, the consummation by the Seller of the transactions contemplated hereby or the performance by the Seller of its obligations hereunder.

(e) The Seller is the record and beneficial owner of the TLCP Stock free and clear of any and all liens. Upon transfer, assignment and delivery of the TLCP Stock and payment therefor in accordance with the terms of this Agreement, the Purchaser will acquire good title to the TLCP Stock, free and clear of any and all liens.

4.      Closing

The transactions contemplated by this Agreement shall settle (the "Closing") on the third business day after the execution of this Agreement, or such other date mutually agreed to by the parties hereto (the "Closing Date"). At the Closing,
(i) the Purchaser shall pay the Seller the purchase price as set forth in
Section 6 hereof, and (ii) the Seller shall deliver to the Purchaser (A) certificates representing the TLCP Stock, which certificates shall have been duly endorsed in blank, or, in lieu thereof, shall have affixed thereto stock powers executed in blank and in proper form for transfer, or (B) evidence satisfactory to the Purchaser establishing that the Seller has delivered certificates representing the TLCP Stock to the transfer agent for Telecorp with binding and irrevocable instructions to reissue the TLCP Stock in the name of the Purchaser as of the Closing Date.



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5.      Fees and Expenses

Each party will bear its own expenses in connection with the transactions contemplated hereby.

6.      Purchase Price

The purchase price for the TLCP Stock is $14,042,181.72 and Purchaser shall pay such amount in cash on the Closing Date by wire transfer to an account designated by the Seller.

7.      Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.      Entire Agreement

This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by the parties hereto respecting the matters contemplated hereby and constitutes the entire agreement of the parties with respect to the subject matter hereof.

9.      Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Seller:

CTIHC, INC.

By:       /s/ William T. Devanney, Jr.
          ----------------------------
          Name:  William T. Devanney, Jr.
          Title:  Senior Vice President, Corporate Taxes

Purchaser:

Loan Finance Investment Trust 98-1



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By:       BSCS IX, Inc., as Depositor

By:       /s/ Mary L. Brady
          -----------------
          Name:  Mary L. Brady
          Title:  Vice President




















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